EXHIBIT 3.1

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
  (PURSUANT TO NRS 92A.200)

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):
and,

Excaliber Enterprises, Ltd. Name of surviving entity

Nevada Jurisdiction	Corporation Entity type*

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn: ________________________________

c/o: _________________________________

3) Choose one:

[ ] The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

[X] The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

(a)	Owner's approval was not required from

VistaGen Corporation
Name of merging entity, if applicable

and, or;

   Excaliber Enterprises, Ltd.
   Name of surviving entity, if applicable

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

ARTICLE 1

Name

The complete name of this Corporation shall be VistaGen Therapeutics, Inc.

6) Location of Plan of Merger (check a or b):

[  ]   (a) The entire plan of merger is attached;

or,

[X]   (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional)**:   _____________________________

8) Signatures

VistaGen Corporation
Name of merging entity

X  /s/ Shawn Singh___________________      President                                     5/19/2011__
     Signature                                                             Title                                            Date

and,

Excaliber Enterprises, Ltd.
Name of merging entity

X  /s/ Shawn Singh___________________      Chief Executive Officer          5/19/2011__
     Signature                                                             Title                                            Date

PLAN OF MERGER

(a) CONSTITUENT CORPORATIONS:	Excaliber Enterprises, Ltd.
(A Nevada corporation)

VistaGen Corporation
(A Colorado corporation)

Excaliber Enterprises, Ltd. (“Excaliber”) has only one class of stock outstanding, that being common stock.

VistaGen Corporation (“VistaGen”) has only one class of stock outstanding, that being common stock. Excaliber owns all of the issued and outstanding shares of VistaGen.

(b) SURVIVING CORPORATION:	Excaliber Enterprises, Ltd.
(A Nevada corporation)

(c) Effective as of the date of the merger (i) all shares of VistaGen shall be cancelled, (ii) all assets of VistaGen shall become assets of Excaliber, (iii) all liabilities of VistaGen shall be assumed by Excaliber, (iv) VistaGen shall cease to exist and (v) Excaliber’s name will be changed to: VistaGen Therapeutics, Inc.

(d) Excaliber agrees that it may be served with process in Colorado, by registered or certified mail (return receipt requested) in any proceeding for enforcement of any obligation of VistaGen in Colorado, as well as for the enforcement of any obligation of VistaGen arising from the merger, including any suit or other proceeding to enforce the rights of any stockholders as determined in appraisal proceedings pursuant to Sections 7-113-101 through 7-113-302 of the Colorado Business Corporation Act.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant
           to NRS 78.209

Certificate of Change filed Pursuant to NRS 78.209
 For Nevada Profit Corporations

1.  Name of Corporation:

Excaliber Enterprises, Ltd.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

200,000,000 shares of common stock, $0.001 par value

4. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

400,000,000 shares of common stock, $0.001 par value

5.  The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

15,241,904 shares of common stock (2-1 forward stock split)

6.  The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares will result from the change

7.  Effective date of filing: (optional)  ________________________________________
 (must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X_/s/ Shawn Singh________________          Chief Executive Officer
Signature of Officer                                         Title